Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[x]  Definitive Proxy Statement

                            WM. WRIGLEY JR. COMPANY
               (Name of Registrant as Specified In Its Charter)

                                  Wm. M. Piet
                  (Name of Person(s) Filing Proxy Statement)

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(3)

                           Wm.  WRIGLEY Jr.  Company

Wrigley Building   410 N. Michigan Avenue   Chicago, Illinois 60611

                           NOTICE OF ANNUAL MEETING

To the Stockholders:

      The Annual Meeting of the Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held in the Wrigley
Building, 410 N. Michigan Avenue, Chicago, Illinois, on Tuesday,
March 8, 1994, at 9:00 a.m., Central Standard Time, for the following purposes:

      1. To elect the full board of nine directors for the ensuing year;

      2. To ratify the appointment of independent auditors for the year ending December 31, 1994; and

      3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Stockholders of record at the close of business on January 14, 1994 are entitled to vote at the meeting and any adjournments thereof.

      Your copy of the Annual Report of the Wm.  Wrigley Jr.
Company and wholly-owned associated companies for 1993 is enclosed.

      You can help your Company to prepare for the meeting by marking, signing and dating the accompanying proxy and returning it as soon as possible. For your convenience, a return envelope is enclosed with postage paid if mailed in the United States or Canada.


                  By Authorization of the Board of Directors,

                                                       Wm.  M. Piet, Secretary

Chicago, February 8, 1994

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR
PROMPT COOPERATION IN SENDING IN YOUR SIGNED PROXY WILL BE GREATLY APPRECIATED BY YOUR COMPANY.

Proxy Statement for
Annual Meeting of Stockholders of
WM.  WRIGLEY JR.  COMPANY
To Be Held on March 8, 1994

TABLE OF CONTENTS


Page

General                                                                     1
Proposal 1 -- Election of Directors                                         2
  Security Ownership of Directors and Executive Officers                    4
  Security Ownership of Certain Beneficial Owners                           6
  Meetings and Committees of the Board                                      7
  Compensation of Directors                                                 7
Proposal 2 -- The Appointment of Ernst & Young as Independent
Auditors    8
Executive Compensation                                                      9
  Compensation Committee Report on Executive Compensation                   9
  Five-Year Total Stockholder Return Index                                 13
  Summary Compensation Table                                               14
  Stock Options and Stock Appreciation Rights                              15
  Pension Plan                                                             16
Compensation Committee Interlocks and Insider Participation                17
Related Transactions                                                       17
Compliance with Section 16(a) of the Exchange Act                          17
Stockholder Proposals for 1995 Annual Meeting                              18
Other Business                                                             18

PROXY STATEMENT
FOR
MARCH 8, 1994 ANNUAL MEETING

GENERAL

      SOLICITATION OF PROXIES. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Wm. Wrigley Jr. Company in connection with the Annual Meeting of Stockholders to be held on Tuesday, March 8, 1994, and at any adjournments thereof. The principal executive offices of the Company are located in the Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611. This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about February 8, 1994, together with a copy of the Company's Annual Report for the fiscal year ended December 31, 1993.

      COSTS OF SOLICITATION. The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone, telegram, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of stock.

      OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on January 14, 1994, will be entitled to vote at the meeting. Outstanding and entitled to vote, as of January 14, 1994, were 90,615,004 shares of Common Stock and 25,785,485 shares of Class B Common Stock. The Company's Restated Certificate of Incorporation does not permit cumulative voting. Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes on each matter.

      Shares of both classes of stock will vote together as a single class with respect to the election of directors and ratification of appointment of independent auditors. According to the Company's by-laws, the election of the nominees for director and the ratification of the appointment of independent auditors require the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented at the meeting in person or by proxy. Votes may be cast by a stockholder in favor of the nominees or withheld. Similarly, votes may be cast by a stockholder in favor or against ratification of appointment of independent auditors or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a negative vote.

      Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not have an effect on the outcome of the election of directors, the ratification of the appointment of independent auditors or any other matter which may be presented at the meeting.

      VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein. In the absence of direction from the stockholder, proxies will be voted FOR the election of all nominees for directorship and FOR the ratification of the appointment of the independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the meeting and voting your shares in person.

PROPOSAL 1
ELECTION OF DIRECTORS

      The annual election of the full Board of Directors will take place at the meeting. As recommended by the Nominating Committee and approved by the full Board at its meeting of January 31, 1994, the size of the Board was increased, pursuant to Section 3.2 of the Company's By-Laws, from nine to eleven members to serve until the next annual meeting. Mr. Gary E. Gardner and Ms. Penny Pritzker were then elected to the Board to fill the new directorships.
Mr. Joseph H. Flom, a Director of the Company since 1977, and
Mr. Irving Seaman, Jr., a Director of the Company since 1971, are to retire from the Board effective with the March 8 Shareholders meeting, both having reached the mandatory retirement age of 70 established by resolution of the Board of Directors adopted on October 27, 1982. Given the effect of the retirements, the Board of Directors also approved at its January 31 meeting the recommendation of the Nominating Committee that nine directors be elected for the ensuing year at the March 8, 1994 Annual Meeting.

      Each of the nine nominees, if elected, will serve on the Board of Directors until the next annual meeting or until their successors shall be duly elected and qualified in accordance with the By-Laws of the Corporation. All nominees are presently members of the Board.

      If any of the nine nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person or persons as may be designated by the Board of Directors or the proxy committee. Management has no reason to believe that any of the nine nominees named below will be unable to serve.

      Approval of the nominees for election to the Board of Directors will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the meeting in person or by proxy, voting together as one class.

Charles F. Allison III

            Mr. Allison, 65, a Director of the Company since 1980, has been Senior Vice President of Booz, Allen & Hamilton, Inc., New York, New York, a management consulting firm, since 1977, and a member of the firm since 1958. Committee Memberships: Audit; Compensation.
            Mr. Allison replaced Irving Seaman, Jr. as Chairman of the Audit Committee on January 31, 1994.

Lee Phillip Bell

            Mrs. Bell, 65, a Director of the Company since 1981, has been President and a Director of Bell-Phillip Television Productions, Inc. since 1980.
            Committee Memberships: Audit; Nominating (Chairman).

Robert P. Billingsley

            Mr. Billingsley, 66, a Director of the Company since 1977, retired on November 30, 1993 from WLD Enterprises, Inc., Ft. Lauderdale, Florida, which provides financial and investment administration services, where he had been Executive Vice President, since 1987.
            Committee Memberships: Compensation; Nominating.
            Mr. Billingsley replaced Joseph H. Flom as Chairman of the Compensation Committee on January 31, 1994.

R.  Darrell Ewers

            Mr. Ewers, 60, a Director of the Company since 1988, has been Executive Vice President of the Company since 1984 and was elected a Director of Wallace Computer Services, Inc. in January, 1993.

Gary E. Gardner

            Mr. Gardner, 39, a Director of the Company since
            January 31, has been a Director and the President of Soft Sheen Products, Inc., international manufacturer of ethnic personal care, and health and beauty aid products, since 1983. He was elected to the Board of Directors of First Brands Corporation in January, 1994 and is also a member of the Board of Trustees of Northwestern University and a member of the Advisory Board of the Kellogg School of Management.
            Committee Memberships: Appointed to the Audit Committee on January 31, 1994.

Penny Sue Pritzker

            Ms. Pritzker, 34, a Director of the Company since January 31, has been a partner of Pritzker & Pritzker since 1985. Since 1987, she has been President of Classic Residence by Hyatt, an affiliate of Hyatt Corporation which develops and manages senior living communities. Also, she is President of Penguin Group L.P., which acquires and develops non-Hyatt hotel real estate for the Pritzker family. In 1990, she became a Director of Coast-to-Coast Financial Corporation, the parent of Superior Savings Bank, of which bank she has been Chairman of the Board since 1991. Additionally, she serves on the Boards of several non-profit organizations, including WTTW Public Television, Chicago.
            Committee Memberships: Appointed to the Audit Committee on January 31, 1994.

Richard K. Smucker

            Mr. Smucker, 45, a Director of the Company since 1988, is President and a Director of The J.M. Smucker Company, Orrville, Ohio, positions he has held since 1987 and 1975, respectively. Mr. Smucker has been a Director of The Sherwin-Williams Company, Cleveland, Ohio, since 1991.
            Committee Memberships: Audit; Nominating.

William Wrigley

            Mr. Wrigley, 61, a Director of the Company since 1960, was elected President and Chief Executive Officer of the Company in 1961. In addition, Mr. Wrigley has been a Director of Boulevard Bancorp, Inc. since 1986, a Director of Texaco Inc. since 1974 and a Director of American Home Products Corporation since 1981. Ex-Officio, non-voting member of all Committees.

William Wrigley, Jr.

            Mr. Wrigley, 30, a Director of the Company since 1988, has been Vice President of the Company since 1991 and was Assistant to the President from 1985 to 1992. He has been a Director of The J.M. Smucker Company, Orrville, Ohio, since 1991. William Wrigley, Jr. is the son of William Wrigley.

            Security Ownership of Directors and Executive Officers

      The table on the next page sets forth all shares of the Company which are deemed to be beneficially held by each director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and by all directors and executive officers as a group.

              Shares Beneficially Owned as of January 14, 1994(1)

                                 Amount and Nature of Beneficial Ownership
                                                                Class B
                                 Common Stock*               Common Stock
       Name                   Shares      % of Class      Shares     % of Class
Charles F. Allison III       18,595(2)       .021         6,648(2)       .026
Lee Phillip Bell             47,356(3)       .052         8,562          .033
Robert P. Billingsley         6,000          .007         -0-            .000
R.  Darrell Ewers            82,955(4)       .092        12,965          .050
Joseph H. Flom**             20,447(5)       .023         2,400(5)       .009
Gary E. Gardner                 100(6)       .000         -0-            .000
Penny Sue Pritzker              200          .000         -0-            .000
Irving Seaman, Jr.**         19,728          .022         9,864          .038
Richard K. Smucker            3,370          .004         -0-            .000
William Wrigley          22,600,990(7)     24.942    13,055,068(7)     50.631
William Wrigley, Jr.         11,696          .013         3,492          .014
John F. Bard                  9,202          .010         -0-            .000
Douglas S. Barrie            66,941(4)       .074         1,701          .007
Ronald O. Cox                76,027(4)       .084         6,796          .026
All directors and
  executive officers
  as a group,
  including 17
  officers not
  named above.           23,100,804(4)(8)  25.493    13,129,099(8)     50.917

(1) Included in shares "beneficially owned" are shares held directly or in joint tenancy with another person, shares held in trust, by broker, bank or nominee, or by other indirect means, and over which shares the named individual or member of the group has sole or shared voting and/or investment authority. Unless otherwise noted, each individual or member of the group has sole voting and investment authority with respect to the shares shown.

(2)   Includes 8,123 shares of Common Stock and 3,048 shares of
      Class B Common stock over which Mr. Allison has shared voting and investment authority.

(3) Includes 6,000 shares of Common Stock held by the Bell Family Foundation, over which shares Mrs. Bell has shared investment and voting control.

(4) Includes shares of Common Stock which on January 17, 1994, or within 60 days thereof, are subject to exercisable options granted under the Company's Management Incentive Plan, as follows: Douglas S. Barrie, 36,000 shares; Ronald O. Cox, 36,000 shares; R. Darrell Ewers, 24,000 shares; and all directors and executive officers as a group, 96,000 shares.

(5) Includes 2,400 shares of each class of stock held in a trust as to which Mr. Flom disclaims beneficial interest.

(6)   All shares are held jointly with his wife.

(7) Includes 21,747,671 shares of Common Stock and 11,737,560 shares of Class B Common Stock held by various trusts, a corporation and a foundation. Mr. Wrigley has sole voting and investment authority over the shares listed with the exception of 2,114,592 shares of Common Stock and 1,057,296 shares of Class B Common Stock over which Mr. Wrigley has shared investment authority. His wife holds directly, with sole voting and investment authority, 9,668 shares of Common Stock and 1,992 shares of Class B Common Stock. Of the total shares shown for Mr. Wrigley, he disclaims any beneficial interest in 9,832,327 shares of Common Stock and 4,941,494 shares of Class B Common Stock.

(8) Includes 2,140,560 shares of Common Stock and 851,132 shares of Class B Common Stock over which members of the group share voting and/or investment authority.

  * Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming an individual, or the group, converts the shares of Class B Common Stock held by such individual or group into shares of Common Stock, the percentage of Common Stock owned beneficially by Mr. William Wrigley would be 34.39%, and 34.92% for all executive officers and directors as a group.
      No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as the result of such conversion.

  **  Not standing for reelection to the Board due to retirement.

                Security Ownership of Certain Beneficial Owners

      As of January 14, 1994, the Company's records and other information made available by outside sources indicated that the following stockholders were owners of more than five percent of the outstanding shares of the Company's Common Stock or Class B Common Stock.

               Shares Beneficially Owned as of January 14, 1994

                                 Amount and Nature of Beneficial Ownership
                                                                Class B
      Name and                   Common Stock*               Common Stock
 Business Address             Shares      % of Class      Shares     % of Class
Edna Jean Offield,
James S. Offield and
Paxson H. Offield(1)
  410 N. Michigan Avenue
  Chicago, Illinois 60611   7,457,212       8.230     3,410,427        13.226

William Wrigley(2)
  410 N. Michigan Avenue
  Chicago, Illinois 60611  22,600,990      24.942    13,055,068        50.631

      Due to their substantial stock holdings, the Offield family and Mr. Wrigley may each be deemed a "control person" of the Company under applicable regulations of the Securities and Exchange Commission. James and Paxson Offield are the sons of Edna Jean
Offield.

(1) Of the shares listed, Edna Jean Offield has sole voting and investment authority over 96,120 shares of Common Stock; James
      S. Offield has sole voting and investment authority over 25,596 shares of Common Stock and 81,066 shares of Class B Common Stock; and Paxson H. Offield has sole voting and investment authority over 20,998 shares of Common Stock and 75,999 shares of Class B Common Stock. Also, of the shares listed, Edna Jean Offield, James S. Offield and Paxson
      H. Offield share voting and investment authority over 4,239,478 shares of Common Stock held in various family trusts and by a charitable foundation and 2,326,032 shares of Class B Common Stock held in various family trusts; Edna Jean Offield and James S. Offield share voting and investment authority over 274,196 shares of Common Stock held in various family trusts and 226,848 shares of Class B Common Stock held in various family trusts; and Edna Jean Offield shares with other parties voting and investment authority over 2,190,900 shares of Common Stock and 1,310,394 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, Edna Jean Offield disclaims beneficial ownership of 4,526,077 shares of Common Stock held in the trusts and by the foundation and 2,538,674 shares of Class B Common Stock held in the trusts; James S. Offield disclaims beneficial ownership of 4,333,777 shares of Common Stock held in the trusts and by the foundation and 1,415,664 shares of Class B Common Stock held in the trusts; and Paxson H. Offield disclaims beneficial ownership of 4,073,757 shares of Common Stock held in the trusts and by the foundation and 1,214,904 shares of Class B Common Stock held in the trusts.

(2) See footnotes (1) and (7) on page 5. Includes 119,313 shares of Common Stock and 41,554 shares of Class B Common Stock held in the Special Investment and Savings Plan for Wrigley
      Employees, for which Putnam Fiduciary Trust Company serves as
      Trustee.

  * Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned, as determined in accordance with SEC Rule 13d-3 and assuming such conversions, would be 11.56% for the Offield Family and 34.39% for William Wrigley.

      In addition to the above listed shareholders, Putnam Fiduciary Trust Company holds 4,125,928 shares (4.55%) of Common Stock and 1,016,061 shares (3.94%) of Class B Common Stock as Trustee (the "Trustee") under the Special Investment and Savings Plan for
Wrigley Employees. The Trustee must vote the shares in the Plan as directed by proxies submitted by Plan participants. The Trustee may vote shares for which participants do not return proxies.

                     Meetings and Committees of the Board

      The Board of Directors has three standing Committees: the Audit Committee, established in 1974; the Nominating Committee, established in 1981; and the Compensation Committee, established in 1978. In addition to the various non-employee directors who comprise the membership of these Committees, the President and CEO is a non-voting, ex-officio member of each Committee.

            Audit Committee. This Committee, comprised of four non-employee directors who are "independent directors" as defined by the rules and regulations of the New York Stock Exchange, met three times in 1993. It annually recommends to the Board the appointment of independent auditors and reviews with the auditors the plan and scope of their audit and their fees; assures that proper guidelines are established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board of Directors and certain officers of the parent and associated companies to ensure the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other duties or functions deemed appropriate by the Board.

            Nominating Committee. This Committee, comprised of three non-employee directors who are "independent directors" as defined in the Company's by-laws, met three times in 1993. It meets when necessary to consider and propose director nominees for election at the Annual Stockholders' Meeting, to select candidates to fill Board vacancies as they may occur, to make recommendations to the full Board as to Board committee memberships and to perform any other functions or duties deemed appropriate by the Board.

            The Nominating Committee will accept for consideration stockholders' nominations of directors if made in writing.
      The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Chairman of the Nominating Committee at the Company's headquarters and must be received no later than October 7, 1994 in order to be considered for the next annual election of directors.

            Compensation Committee. This Committee, consisting of four non-employee directors, met seven times in 1993. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President. It also determines annually whether or not an Executive Incentive Compensation Plan should be established for that year and, if so, recommends a plan to the full Board for adoption. The Committee is also responsible for setting and administering the terms and policies of the Company's Management Incentive Plan and for reviewing and submitting recommendations to the full Board in regard to employee benefit plans generally.

      During 1993, there were five meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

                           Compensation of Directors

      Directors who are employees of the Company receive no fee for Board meetings attended. Non-employee directors receive a fee of $900 per Board meeting attended, plus expenses, and an annual retainer of $20,000, paid in quarterly installments. Members of all Committees of the Board receive a fee of $750 per meeting attended, plus expenses. Additionally, the Chairmen of the Audit and Compensation Committees receive annual retainers of $3,500 each, and the Chairman of the Nominating Committee receives an annual retainer of $3,000, all paid in quarterly installments.

      Under the Deferred Compensation Plan for Non-Employee Directors established in 1983, those participating may elect to defer receipt of fees and retainers, and such deferred amounts are paid, with certain exceptions, at the earlier of age 70 or retirement, at which time the deferred account may be paid in a lump-sum or in ten annual installments. Deferred amounts accrue interest, compounded annually, at the average rate paid in the guaranteed income or equivalent fund of the Company's Special Investment and Savings Plan for Wrigley Employees, which rate was 6.72% for 1993. With the exception of Mr. Flom who had reached the deferred income cap provided by the Plan, all non-employee directors elected to defer all or a portion of their fees and retainers in 1993.

      The Stock Retirement Plan for Non-Employee Directors provides each non-employee director on the first business day of each year
(a) 120 Common Stock Units for each year of service on the Board (less each year for which credit has previously been given) and
(b) six Common Stock Units for each one hundred dollars of director and committee chairman retainer fees paid in the prior fiscal year. The Plan further provides that dividend equivalents, which are equal to any dividends paid on the Company's Common Stock, will also be credited to the non-employee directors, which dividend equivalents are then converted into additional Common Stock Units. One share of Common Stock will be issued for each Common Stock Unit credited to such director upon cessation of directorship. Pursuant to the terms of the Plan, six non-employee directors have been credited with an aggregate of 8,520 Common Stock Units, exclusive of dividend equivalents, in the year ended December 31, 1993.

      The Company provides the non-employee directors with group term life and accidental death insurance coverage in the amount of $50,000. The Company also maintains a Non-Employee Directors' Death Benefit Plan pursuant to which a director's beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the Plan, a director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance policies to fund the cost of the Plan. All non-employee directors participate in this Plan. The annual costs incurred by the Company for these insurance policies are insignificant.

PROPOSAL 2

THE APPOINTMENT OF ERNST & YOUNG
AS INDEPENDENT AUDITORS

      At its meeting of November 1, 1993, the Audit Committee recommended the appointment of Ernst & Young as independent auditors for the year ending December 31, 1994. At a meeting of the Board of Directors on January 31, 1994, the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young, subject to ratification by the stockholders, to examine the 1994 consolidated financial statements of the Company. Accordingly, the stockholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the meeting in person or by proxy, voting together as one class.

      Ernst & Young follows a practice of rotating the audit partner in charge of the Company's audits every seven years. Audit personnel reporting to the partner are periodically rotated. Such practices are consistent with professional standards of the American Institute of Certified Public Accountants and the policy established by the Audit Committee of the Board of Directors of the Company.

      In line with past practices, it is expected that representatives of the independent auditors will attend the Annual Stockholders' Meeting, and be available to make a statement or respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee"), composed of four non-employee directors, is responsible for establishing the base salary of the Company's President and CEO and for setting and administering the terms and policies of the Company's Executive Incentive Compensation Plan ("EICP") and the Management Incentive Plan ("MIP").

      Mr. William Wrigley, President and CEO, is an ex-officio, non-voting member of all Board Committees. Unless requested by the Compensation Committee, he is not present during deliberations of his base salary or any incentive compensation.

Compensation Principles

      The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance as measured against Company-specific annual and long-term goals. Additionally, the Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated in comparison to industry peers. With respect to equity-based compensation, an integral part of the Company's compensation program, in particular the Management Incentive Plan, is the ownership and retention of the Company's Common Stock by key employees. This assures that these executives have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of the executives are thereby aligned with those of the stockholders.

      The Company's annual cash compensation opportunities are structured to encourage initiative, achievement and teamwork. The annual compensation mix provides for competitive base salaries as well as the ability to receive additional cash compensation for performance as measured by specific goals.

Base Salaries

      The Company's by-laws require the Committee to establish the base salary of the President and CEO. The base salaries of the Company's next four highest paid senior executive officers are determined by the President and CEO. The same principles are applied in setting the base salaries of the CEO, all other officers, and all administrative employees to ensure that salaries are fairly and competitively established. Any cash and/or equity-based incentive compensation of the officers or administrative employees is determined pursuant to the terms of the incentive plans described on pages 10 through 13, which plans are administered by the Compensation Committee.

      Base salary ranges are determined for each position: (a) by the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and its impact on the operations and profitability of the Company and (b) by comparison to survey data from a broad base of twenty-six consumer goods companies obtained by an independent management consulting firm, including five of the 15 companies in the S & P Food Group index used in the Total Stockholder Return Index on page 13.

      From the independent survey data, base salary ranges are established each year for the CEO and all other executive and administrative positions within the Company. These ranges are consistent with the pay practices identified in the survey data and are designed so that salary opportunities for a given position will be between 80% and 120% of the average base salaries paid to comparable positions as indicated in the survey data. Within these established ranges, actual base salary determinations are made periodically in accordance with the guidelines of the Company's established performance review system. Fully competent performance will result in a base salary approximating the mid-point of the range, outstanding performance merits a salary near the top end of the established range, and undistinguished performance results in below-average compensation.

      Annually, the Compensation Committee receives an analysis from the Company's Personnel Department on all aspects of the CEO's remuneration, and the relationship of the CEO's compensation to the comparative survey data. During its review, the Committee primarily considers the Company's overall performance (unit sales, earnings growth and total stockholder return), adherence to the Company's strategic plan, the development of sound management practices and the succession of skilled personnel. No weighting is assigned to these factors; they are considered to have the same relative importance.

      In accordance with the Compensation Committee's established procedure and policies noted above, the Committee considered a base salary increase for the CEO at its meeting of March 4, 1993. The CEO however, requested that the Committee consider his viewpoint to limit any proposed increase in his base salary. The Committee acknowledged the CEO's point of view and limited his base salary increase to 10.1% even though his performance warranted a greater increase, and this increased annual base salary of $475,000, effective April 1, 1993, was below the survey data's average salary for similar positions and company size as measured by revenues. In the two prior annual reviews of the CEO's salary, the CEO took the position that his overall compensation was fair and adequate and declined any increase in his base salary.

Executive Incentive Compensation Plan

      Each year an Executive Incentive Compensation Plan ("EICP") is considered prior to the beginning of the new fiscal year and, if recommended by the Compensation Committee, is submitted to the Board of Directors for adoption, along with a recommendation of those key employees eligible for participation. The Compensation Committee administers the Plan with respect to all participants.

      The EICP is designed to encourage initiative and creativity in the achievement of annual corporate, personal and unit goals and to foster effective teamwork. It also enables the Company, without inflating base salaries, to retain highly skilled managers and competitively reward them with performance-measured cash compensation.

      The EICP adopted for 1993 has various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 20% to 60% of base salary. Awards, based on outstanding performance which significantly exceeds established target criteria, can be as high as 150% of the target incentive level. Depending on a participant's incentive level, a maximum award could be the equivalent of 30% to 90% of base salary.

      All participants, except the CEO, are assigned weightings for various performance elements consisting of at least one or more operational and/or personal goals which will vary from year to year and are unique to each individual participant, and for teamwork effectiveness. Weights for these elements are based on the individual's accountability and impact on overall operations and, if assigned, will vary from 20-70% of target for one or more operational goals, 20-50% of target for one or more personal goals and 10% for team effectiveness. For certain participants, including the senior executive officers, a corporate performance element is also included, which can range from 20-50% of target.
In rating the performance of the CEO, the Committee considers his overall effectiveness in guiding the affairs of the Company as evaluated primarily by corporate performance for the year and by progress toward longer-range objectives and strategies.

      Under the 1993 Plan, the corporate performance element consisted of an increased unit volume goal with a relative weight of 25% and an increased earnings per share goal with a relative weight of 75% of the total element. Although not weighted, the Committee also considers as part of the corporate performance element two additional goals of pre-tax cost savings and adherence to the corporate strategy statement. Any awards to be made under the Plan for performance in 1993 will be determined and granted by the Committee in mid-February, 1994 and will be reported in the Company's next proxy statement. The performance elements and relative weightings for the 1993 Plan were identical with those of the 1992 Plan. Under the Plan adopted for 1992, it was determined on February 17, 1993 that performance exceeded the targets for both elements, and the awards are shown for the CEO and the next four highest paid executive officers in the Summary Compensation Table on page 14 as 1992 compensation.

      A Plan for 1994 performance was adopted by the Board of Directors at its meeting of November 1, 1993. Any awards under that Plan will be determined and paid in mid-February, 1995.

Management Incentive Plan

      The Management Incentive Plan ("MIP"), administered by the Compensation Committee, is an omnibus plan designed primarily to provide key employees with the opportunity to participate in the long-term growth and profitability of the Company through equity-based incentives. This equity participation ensures that their focus continues to be on the long-term success of the Company.

      The MIP allows the Compensation Committee the flexibility to develop various types of programs to compensate key personnel and increase their proprietary interest in the Company in the form of shares of the Company's Common Stock, share units, stock options, stock appreciation rights, performance units, or any combination thereof, as well as money credits, and to establish any conditions or restrictions thereon, as may be determined appropriate by the Committee.

      At various times since its inception in 1988 through 1993, the MIP has encompassed a total of six different compensation programs; stock grants in 1993 for performance in the prior fiscal year were made under two award programs, and a deferral program was also in place. Awards to be granted in 1994 for fiscal year 1993 performance will be made under these same programs plus a Long-Term Stock Grant Program. The deferral program will also be available. These programs are more fully described below:

            Long-Term Stock Grant Program. At its meeting of January 13, 1993, the Compensation Committee established the Long-Term Stock Grant Program under the MIP. This Program provides an opportunity for executive officers and certain other designated participants to increase their stake in the Company by earning grants of Common Stock for corporate performance. The basis for determining corporate performance is the increased level of total stockholder return (stock price appreciation plus reinvested dividends) achieved for the Company's Common Stock over specific five-year performance periods measured against performances of the Standard & Poor's Food Group Index.

            The Program is designed to provide participants with target stock grant opportunities ranging from 20% to 60% of base salary in value depending on the participant's accountability and impact on operations. Actual awards can be below or exceed the established targets and, if earned, may range from 50% to 150% of established targets.

            The determination of such awards will be based on the performance ratio of the Company's total stockholder return in comparison to the Standard & Poor's Food Group total stockholder return within the period specified by the Committee. Target awards are earned if the Company's total stockholder return equals the Standard & Poor's Food Group total stockholder return for the same period. The Committee has further stipulated that the aggregate value of shares awarded to all participants for a specific period is restricted to no more than nine-tenths of one percent (0.9%) of the Company's average annual growth in total stockholder value during any such specific period.

            Any shares distributed under this Program will be held in the Company's custody and restricted as to transfer or sale for a period of one year from the date of distribution, except in cases of approved retirement, disability or death, but voting and dividend rights inure to the recipient upon award. The first awards for actual performance under the Long-Term Stock Grant Program are not calculable as of the latest practicable date. They will be determined by the Compensation Committee at its meeting in mid-February 1994 and any awards made for the five-year grant cycle ending December 31, 1993, will be reported in the next proxy statement.

            Stock Award Program. This Program provides equity-based compensation to the EICP participants in the form of a stock grant. The grants are comparable in value to the present value of 1.5% of the participant's average EICP award received for the prior three years multiplied by his or her years of service. All awards of stock are made annually at the fair market value at the time of the grant. A portion of the value of the award may be withheld or paid in cash in an amount not to exceed the tax liability to which the award may be subject.

            Participants may vote the shares awarded and receive or reinvest dividends thereon, but the shares are retained in the Company's custody and are subject to a restriction on sale or transfer until one year after termination of employment, unless due to death or approved retirement.

            Awards granted to the CEO and to the next four highest compensated executives on February 17, 1993 for fiscal year 1992 services appear in the table on page 14. Awards for services in 1993 are not calculable as of the latest practicable date and will be determined and made in mid-February 1994, and reported in the next proxy statement.

            Alternate Investment and Savings Program. This Program provides EICP participants with an opportunity to acquire shares of the Company's Common Stock in a manner similar to that provided through matching Company contributions to participants in the Company's qualified Special Investment and Savings Plan ("SISP"), which is offered to all employees. Due to IRS regulations governing qualified plans, maximum participant and Company matching deposits, limits on elective deferrals through Section 401(k) of the Internal Revenue Code, and excise taxes imposed on lump sum distributions above certain amounts, EICP participants do not participate in the SISP. Instead they participate in the Alternate Investment and Savings Program ("AISP"), a non-qualified plan.

            AISP participants receive a benefit equal to 5% of their base salary. They may elect to receive this in the form of shares of Common Stock or as share units credited to a deferral account at the equivalent of the fair market value of the stock at the close of business on the fifth business day following December 31 of the benefit year. Participants electing to receive shares may vote such shares and receive or reinvest dividends thereon. Shares awarded are retained in the custody of the Company and restricted as to sale or transfer until retirement or one year following termination of employment. Share units deposited in a deferral account have no voting rights, and the dividend equivalents paid thereon are converted to additional share units at the fair market value of the stock at the time of the dividend payment.

            AISP awards for 1993 services were made on January 10, 1994 and are reflected in column (e) of the table on page 14.

            Executive Incentive Compensation Deferral Program. EICP participants may elect to defer up to 50% of any entitled EICP award and to deposit such funds into a deferral account under this Program. Such deposits may be credited to the participant's deferral account as share units and/or money credits. Share units are credited to the account at the fair market value of the Company's Common Stock at the time of the EICP award and earn dividend equivalents proportionate to the dividends declared on the Company's Common Stock, which equivalents are converted into additional share units at the fair market value of the stock at the time of the dividend payment. Money credits, expressed in units of a dollar and deposited into such deferral accounts, earn interest which currently is at the same rate as that credited to monies in the guaranteed income or an equivalent fund of the Company's Special Investment and Savings Plan. This rate was 6.72% during 1993.

            Stock Option and Stock Grant Programs. The Compensation Committee had also implemented a 1988 Stock Option Program and a 1988 Stock Grant Program. Under the 1988 Stock Option Program, options to acquire an aggregate of 240,000 shares of the Company's Common Stock were granted on August 27, 1988 to six senior executive officers. The exercise price of $11.208 is equal to the fair market value of the stock on the day prior to the date of grant, and the options are to be exercised within ten years of August 27, 1988. In tandem with the stock options, stock appreciation rights were granted to provide funds necessary to exercise the options or pay tax liabilities. No further options have been or will be granted under this particular option program. No options were exercised in 1993.

            Under the 1988 Stock Grant Program, the Committee authorized the grant of an aggregate of 120,000 shares to the same six senior executive officers if certain performance goals were achieved within a five-year performance cycle. The goals related to increases in profits from operations, earnings per share and unit volume. As a result of outstanding corporate performance, the goals were achieved and the shares were awarded in 1990 and 1991. No further grants have been or will be made under this particular stock grant program. The Compensation Committee may, however, implement further stock options or stock grant programs under the MIP as it may deem appropriate and in the Company's best interest.

      In establishing executive compensation programs in the future, the Committee will continue to focus not only on total stockholder return, but also on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share and unit volume growth, which in turn are expected to improve the return on stockholder equity and support the market price for the Company's common stock.

$1 Million Compensation Deduction Cap

      During 1994, the Compensation Committee will conduct a comprehensive review of the issues involved with respect to maintaining or not maintaining executive compensation within the recently enacted $1 million deduction cap of Internal Revenue Code
Section 162. Factors, such as retaining highly-skilled managers, remaining competitive with other employers and the effects of deferred compensation on the deduction cap will all be subject to evaluation by the Compensation Committee in determining any policy in this regard.

      In 1993, the Compensation Committee consisted of the following directors:

                                  Joseph H. Flom, Chairman
                                  Charles F. Allison III
                                  Robert P. Billingsley
                                  Irving Seaman, Jr.
                                  William Wrigley (Ex-Officio,
Non-Voting Member)

Five-Year Total Stockholder Return

      The following indexed graph indicates the Company's total return to its stockholders for the past five years as compared to total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company as well as for the Indexes are determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and
(b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year.

       [Graphic material filed under Schedule SE dated February 4, 1994]

Summary Compensation Table

      The following table sets forth the total cash and non-cash compensation in each of the last three years for the Company's
Chief Executive Officer and the next four most highly compensated executive officers.

                          Summary Compensation Table
                                                              Long Term
                                                            Compensation
                              Annual Compensation(1)      Awards      Payouts
(a)                      (b)       (c)         (d)          (e)        (f)          (g)
                                                        Restricted
Name and                                                   Stock      LTIP       All Other
Principal                                                Award(s)    Payouts   Compensation
Position                Year    Salary($)  Bonus($)(2)    ($)(3)     ($)(4)       ($)(5)
William Wrigley         1993    $463,750          --   $  45,717*         --    $  9,219
President & CEO         1992     430,000    $322,500     112,593          --       6,860
                        1991     430,000     268,750     132,470    $292,500       6,860

John F. Bard            1993     245,000          --      18,317*         --      10,582
Senior Vice President   1992     227,000     150,955      11,350          --       7,273
                        1991     210,000     124,530      10,500          --       4,975

Douglas S. Barrie       1993     299,416          --      33,227*         --      35,089
Group Vice President--  1992     272,333     178,650      32,787          --      18,049
International           1991     254,083     148,893      31,092     175,500      14,489

Ronald O. Cox           1993     257,666          --      30,337*         --      15,189
Group Vice President--  1992     244,666     155,853      27,924          --       8,225
Marketing               1991     230,000     133,400      33,390     175,500       6,000

R.  Darrell Ewers       1993     351,500          --      45,017*         --      56,596
Executive Vice          1992     334,833     224,003      47,627          --      27,062
President               1991     313,750     187,309      48,727     234,000      22,080

(1) While each of the five named individuals received perquisites or other personal benefits in the years shown, the value of these benefits did not meet, in the aggregate for any individual, the minimum amount reportable under SEC regulations.

(2) These amounts are the cash awards to the named individuals under the Executive Incentive Compensation Plan (including any amounts deferred pursuant to the terms of the Executive Incentive Compensation Deferral Program). Amounts shown received for 1991 and 1992 performance were determined and paid in 1992 and 1993, respectively. Awards to be paid for 1993 performance are not calculable as of the latest practicable date and will be determined and paid in mid-February 1994, and reported in the next proxy statement.

(3) Represents the fair market value on the day prior to the grant of restricted shares of Common Stock (prior to any deduction for income tax withholding) awarded under the Stock Award Program in the year shown for services rendered in the prior year, and the fair market value of restricted shares of Common Stock or share units awarded under the Alternate Investment and Savings Program for services rendered in the year shown.

      The aggregate number and dollar value of restricted shares awarded (net of any shares which may have been withheld for tax purposes) under the Stock Award Program and the Alternate Investment and Savings Program from inception of the Programs in 1983 and 1988, respectively, and held at December 31, 1993 are as follows: William Wrigley, 126,220 shares ($5,569,308); John F. Bard, 9,202 shares and 1,056 share units ($452,766); Douglas S. Barrie, 11,437 shares ($505,086); Ronald O. Cox, 14,993 shares ($661,958); and R. Darrell Ewers, 14,597 shares and 4,442 share units ($840,650). All restricted shares or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company's Common Stock.

(4) Represents the value of awards made under the 1988 Stock Grant Program in the year shown for achievement of target performance goals in the prior year. All shares authorized to be awarded under this Program were awarded prior to 1992.

(5) Includes the value of corporate-paid life insurance premiums under the Senior Executive Life Insurance Plan and that portion of the interest earned during the year on sums accumulated since 1984 in deferred compensation accounts which interest was in excess of certain long-term rates prescribed by the Internal Revenue Code.

      For the last completed fiscal year, the value of corporate-paid life insurance premiums and above-market-rate interest earnings on accumulated deferred compensation accounts were, respectively, as follows for each named executive officer: William Wrigley, $6,860 and $2,359; John
      F. Bard, $4,975 and $5,607; Douglas S. Barrie, $6,221 and $28,867; Ronald O. Cox, $3,391 and $11,798; and R. Darrell
      Ewers, $6,561 and $50,035.

* The figures in column (e) do not include any awards to be made under the Long-Term Stock Grant Program for the transitional five-year performance cycle ending December 31, 1993, as established at the time the Program was adopted in January, 1993, for Company performance since 1989 as indicated in the Total Stockholder Return Index on page 13. These awards are not calculable as of the latest practicable date; they will be determined by the Compensation Committee in mid-February, 1994 and reported in the Company's next proxy statement.

Stock Options and Stock Appreciation Rights

      The Company has not granted any stock options or stock appreciation rights since August 27, 1988. At that time, options to acquire a total of 240,000 shares of Common Stock were granted under the 1988 Stock Option Program to six senior executive officers with an exercise price of $11.208 per share, the fair market value of the stock on the day prior to the grant date. The options have a ten-year term and were granted in tandem with stock appreciation rights (SARs) intended to provide funds necessary to exercise the options and pay tax liabilities. The grant of these options constitute 100% of all options and SARs granted to all employees.

      No options were exercised in 1993. The following table sets forth the number of options/SARs and the dollar value of such unexercised options at year end for the Company's Chief Executive
Officer and the next four most highly compensated executive officers.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                    Value of
                                                      Number of    Unexercised
                                                     Unexercised  In-the-Money
                                                    Options/SARs   Option/SARs
                                                    at FY-End(#)  at FY-End($)
                         Underlying                               Exercisable/
                        Options/SARs     Value      Exercisable/     Unexer-
      Name              Exercised(#)  Realized($)  Unexercisable*   cisable*
William Wrigley               --           --              --              --
John F. Bard                  --           --              --              --
Douglas S. Barrie             --           --          36,000      $1,185,012
Ronald O. Cox                 --           --          36,000       1,185,012
R.  Darrell Ewers             --           --          24,000         790,008


*     All outstanding options are fully exercisable.

(1) William Wrigley exercised his options prior to January 1, 1993.

(2) John F. Bard was not eligible for any stock options under the 1988 Program.

Long-Term Stock Grant Program

      The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five-year performance cycle of January 1, 1993 through December 31, 1997.

                                                     Long-Term Incentive Plans -- Awards in Last Fiscal Year
                                                Estimated Future Payouts under
                                                 Non-Stock Price-Based Plans*
(a)                    (b)*           (c)          (d)        (e)        (f)
                                  Performance
                                   or Other
                                    Period
                     Number of       Until
                   Shares, Units  Maturation
                     or Other         or        Threshold   Target     Maximum
Name                 Rights(#)      Payout      ($ or #)   ($ or #)   ($ or #)
William Wrigley                    1993-1997      3,670      7,340     11,010
John F. Bard                       1993-1997      1,615      3,230      4,845
Douglas S. Barrie                  1993-1997      1,935      3,870      5,805
Ronald O. Cox                      1993-1997      1,740      3,480      5,220
R.  Darrell Ewers                  1993-1997      2,380      4,760      7,140

* Award opportunities are based on improved stockholder return (stock price appreciation plus reinvested dividends) as measured against the Standard & Poor's Food Group Index for the same period. The aggregate value of awards to all participants for the performance cycle is restricted to a cap of 0.9% of the Company's average annual growth in total stockholder value during such period. The material terms of the Program are described on page 11.

Pension Plan

      The Wrigley Retirement Plan is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the parent and domestic associated companies with one or more years of service with the Company, and with credited service accruing from the date of employment.

      The retirement benefit formula is based on the final average eligible pay for the three highest consecutive years in the last ten years before retirement at the rate of 1.5% of such three-year average pay multiplied by the years of credited service, less 1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

      The table below illustrates various estimated annual pension benefits generated by the Plan formula when combined with an estimated annual Social Security benefit of $14,000.


Eligible                                    Years of Service
Remuneration                15          20         25         30         35
$150,000                  45,650      56,200     66,750     72,300     87,850
 200,000                  56,900      71,200     85,500     99,800    114,100
 225,000                  62,525      78,700     94,875    111,050    127,225
 250,000                  68,150      86,200    104,250    122,300    140,350
 300,000                  79,400     101,200    123,000    144,800    166,600
 400,000                 101,900     131,200    160,500    189,800    219,100
 500,000                 124,400     161,200    198,000    234,800    271,600
 600,000                 146,900     191,200    235,500    279,800    324,100

      Officers and other employees who are on the administrative payroll are covered in the Company's Retirement Plan only for base salary. Current base salary figures of the Chief Executive Officer and the next four most highly compensated executive officers of the Company are set forth in column (c) in the Summary Compensation Table on page 14. The credited years of service as of December 31, 1993 for each such executive officer are as follows: William Wrigley-37; John F. Bard-3; Douglas S. Barrie-11; Ronald O. Cox-15; and R. Darrell Ewers-15.

      To the extent that an individual's annual retirement income benefit under the Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified plans may not exceed $115,641), such excess benefits may be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1993, the members of the Compensation Committee were Joseph H. Flom, Charles F. Allison III, Robert P. Billingsley and Irving Seaman, Jr. and William Wrigley, ex-officio, non voting member. Mr. Flom, who was Chairman of the Compensation Committee of the Board of Directors until January 31, 1994, is a partner in the New York City law firm of Skadden, Arps, Slate, Meagher and Flom, which firm rendered legal services to the Company in 1993. By reason of his position as a partner of the law firm, according to SEC regulations, Mr. Flom is considered to have had an indirect material interest in any such transactions between the Company and the law firm. Mr. Flom, however, is considered a "disinterested director" under SEC Rule 16b-3.

      Mr. William Wrigley, President and CEO of the Company, is an ex-officio member of all Committees of the Board, including the Compensation Committee, but is not entitled to vote on any matter considered by the respective Committees. Mr. Wrigley attends Compensation Committee meetings, except when asked by the Committee to excuse himself.

                             RELATED TRANSACTIONS

      On August 24, 1992, pursuant to an unsolicited offer received by the Company from the Offield Family Foundation ("Foundation"), the Company entered into an agreement to purchase 600,000 shares of the Company's Common Stock held by the Foundation. The agreement provided that the Company purchase the shares for cash in four equal increments of 150,000 shares each as of the last business day of the third and fourth calendar quarters of 1992 and the first and second calendar quarters of 1993. The purchase price per share which the Company paid to the Foundation on each such date was the average of the closing prices of the Company's Common Stock on the New York Stock Exchange during each respective quarter. The first and second increments of 150,000 shares were purchased on October 1, 1992 and January 4, 1993 at prices of $30.23 and $35.27, respectively. The third and fourth increments were purchased on April 1, 1993 and July 1, 1993 at prices of $31.95 and $33.29, respectively. Shares repurchased by the Company under this agreement were retired and resumed the status of authorized but unissued shares.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Midwest Stock Exchanges. Copies of these reports must also be furnished to the Company.

      Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 1993 all filing requirements applicable to its executive officers, directors and 10% holders were complied with, except for one report covering one transaction which was filed late by Mr. Martin Geraghty, Senior Vice President -- Manufacturing; one report covering two transactions which was filed late by Mr. Philip Hamilton, Vice President -- International; one report covering one transaction which was filed late by Mr. Stefan Pfander, Vice President -- International; one late filing by Mr. Christafor Sundstrom, Vice President--Corporate Development, reporting on an acquisition under the Uniform Gift to Minors Act for each of his four children; and one late filing by Mrs. Lee Phillip Bell, a Director, relating to four transactions, one of which was a gift to a family foundation and two of which were stock splits on such gifted shares. Also, the initial report on Form 3 filing on behalf of the Wrigley Offield Trust A, required as a result of the partial funding of that trust on August 12 and 25, 1993 by transfers from the Wrigley Offield Parent Trust of shares of Class B Common Stock and Common Stock of the Company, was delayed as a result of late notification of such funding. These transfers did not, however, result in a change of beneficial ownership as defined by Section 13 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

      If any stockholder intends to present a proposal to be considered for action at the 1995 Annual Meeting, the proposal must be in proper form and received by the Secretary of the Company on or before October 7, 1994 for review and consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

      The Company's management does not know of any other matter to be presented for action at the meeting. If any other matter should be properly presented at the meeting however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.


                                                       Wm.  M. Piet, Secretary


Chicago, February 8, 1994

(Proxy for Stockholders of Record)

(FRONT)

Wm. WRIGLEY Jr. Company                       PROXY FORM

Control Number:                             Mark votes X


  COMMON:
 CLASS B:

                    FOR*   WITHHELD
1.  Election of
    Directors.
    (see reverse)

 *For all nominee(s), except vote withheld from the following:


                     FOR      AGAINST    ABSTAIN
2.  Appointment
    of Auditors.
    (see reverse)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                      Change of
                                      Address
                                    (see reverse)


SIGNATURE                      DATE               , 1994


SIGNATURE                      DATE               , 1994


Note: Please sign exactly as your name appears on this form. Joint owners should each sign personally.
Corporation proxies should be signed by an authorized officers. Executors, administrators, trustees, etc.
should so indicate when signing.

(BACK)

Wm. WRIGLEY Jr. Company                       PROXY FORM


This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 8, 1994.

This proxy will be voted as specified by the stockholder.
If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR
Proposal 2.

The stockholder(s) represented herein appoint(s)
William Wrigley, Robert P. Billingsley, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 8,
1994, at 9:00 a.m. and at any adjournment thereof, as specified in this proxy.

PROPOSAL 1/ELECTION OF DIRECTORS

The nominees are:
Charles F. Allison III, Lee Phillip Bell,
Robert P. Billingsley, R. Darrell Ewers,
Gary E. Gardner, Penny Sue Pritzker,
Richard K. Smucker, William Wrigley and
William Wrigley, Jr.

PROPOSAL 2/APPOINTMENT OF AUDITORS

To ratify the appointment of independent auditors, Ernst & Young, for the year ending December 31, 1994.


Your vote is important!
Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

Change of Address:

(If you have written in the above space, please mark the "Change of Address" box on the reverse of this card)

(Proxy for Special Investment and Savings Plan Participants)

(FRONT)

Wm. WRIGLEY Jr. Company                       PROXY FORM

Control Number:                             Mark votes X


  COMMON:
 CLASS B:

                    FOR*   WITHHELD
1.  Election of
    Directors.
    (see reverse)

 *For all nominee(s), except vote withheld from the following:


                     FOR      AGAINST    ABSTAIN
2.  Appointment
    of Auditors.
    (see reverse)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                      Change of
                                      Address
                                    (see reverse)


SIGNATURE                      DATE               , 1994


Note: Please sign exactly as your name appears on this form.

(BACK)

Wm. WRIGLEY Jr. Company                       PROXY FORM

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 8, 1994.

The Trustee of the Special Investment & Savings Plan for
Wrigley employees is instructed to vote the shares as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR Proposal 2.

The stockholder(s) represented herein appoint(s)
William Wrigley, Robert P. Billingsley, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 8,
1994, at 9:00 a.m. and at any adjournment thereof, as specified in this proxy.

PROPOSAL 1/ELECTION OF DIRECTORS

The nominees are:
Charles F. Allison III, Lee Phillip Bell,
Robert P. Billingsley, R. Darrell Ewers,
Gary E. Gardner, Penny Sue Pritzker,
Richard K. Smucker, William Wrigley and
William Wrigley, Jr.

PROPOSAL 2/APPOINTMENT OF AUDITORS

To ratify the appointment of independent auditors, Ernst & Young, for the year ending December 31, 1994.

Your vote is important!
Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

Change of Address:

(If you have written in the above space, please mark the "Change of Address" box on the reverse of this card)